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                                                               EXHIBIT (10) E.









                           THE SUMMIT BANCORPORATION

               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, AS AMENDED

                                January 1, 1989


















October 16, 1990
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                           THE SUMMIT BANCORPORATION

               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, AS AMENDED

                                January 1, 1989

                               TABLE OF CONTENTS
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
ARTICLE 1.      Definitions........................................     1
ARTICLE 2.      Participation......................................     3
ARTICLE 3.      Benefits...........................................     4
ARTICLE 4.      Administration.....................................     7
ARTICLE 5.      Investments........................................     9
ARTICLE 6.      General Provisions.................................    10

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                                   ARTICLE 1
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                                  DEFINITIONS
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        1.1     "Board of Directors" shall mean the board of directors of The
Summit Bancorporation.

        1.2 "Change in Control" shall mean (a) the attainment by one individual, corporation or other entity of beneficial ownership of capital stock of The Summit Bancorporation, the voting power of which constitutes 25 percent or more of the voting power of all of the outstanding capital stock of The Summit Bancorporation or (b) a change in the composition of a majority of the Board of Directors during a period of two years or less, provided that any director whose election has been approved in advance by at least two-thirds of the directors then in office shall not be considered a new director.

        1.3 "Committee" shall mean the committee appointed by the Board of directors to administer that Plan.

        1.4 "Compensation" shall mean a Participant's basic compensation, as defined in Article I, Section (13) of the Retirement Plan, without regard to the maximum dollar limitation described therein.

        1.5 "Compensation Committee" shall mean the compensation committee of the Board of Directors.

        1.6     "Employee" shall mean a person who is employed by the Employer.

        1.7     "Employer" shall mean The Summit Bancorporation





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and any subsidiary corporation substantially all the voting stock of which is owned by The Summit Bancorporation which adopts the Plan with the approval of the Board of Directors.

        1.8 "Participant" shall mean an Employee who has been selected to participate in the Plan pursuant to Article 2.

        1.9 "Plan" shall mean The Summit Bancorporation Supplemental Executive Retirement Plan, as amended.

        1.10 "Retirement Plan" shall mean The Summit Bancorporation Retirement Plan, as amended.

























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                                   ARTICLE 2
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                                 PARTICIPATION
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        2.1     The Plan has been established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated Employees. From time to time the Compensation Committee, in its sole discretion, shall designate those Employees who shall be entitled to participate in the Plan and the date upon which participation shall be effective.

        2.2 A Participant shall cease to be a Participant upon death, retirement or other termination of employment.






















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                                   ARTICLE 3

                                    BENEFITS

        3.1 Subject to the provisions of Section 3.3, the Employer shall provide each Participant who retires, otherwise terminates employment with the Employer or dies with an annual benefit equal to the annual benefit to which the Participant or his beneficiary would have been entitled under the Retirement Plan if the Retirement Plan did not contain Article IV, Sections (5), (6) and
(7), and basic compensation, as defined in Article I, Section (13) of the Retirement Plan, was determined without regard to the maximum dollar limitation described therein, less the annual benefit which actually is payable to the Participant or his beneficiary under the Retirement Plan. If a Participant was a Participant on the date of a Change in Control and retires, otherwise terminates employment with the Employer or dies prior to attaining age 65, the annual benefit to which the Participant or his beneficiary would have been entitled under the Retirement Plan shall be determined as if the Participant had remained in the employ of the Employer until age 65 and had continued to accrue years of service until such date.

        3.2 If a Participant or his beneficiary is entitled to begin to receive benefits under the Retirement Plan within 90 days after the Participant's retirement, other termination of employment or death, the benefit described in
Section 3.1 shall be payable in equal monthly installments on the same dates that benefits under


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the Retirement Plan are paid.  If a Participant or his beneficiary is not entitled to begin to receive benefits under the Retirement Plan within 90 days after the Participant's retirement, other termination of employment or death, the benefit described in Section 3.1 shall be payable in equal monthly installments beginning no later than 90 days after the Participant's retirement, other termination of employment or death. Payments shall be made to the former Participant or other person entitled to receive payments under the Retirement Plan or, if benefits are not payable or cease to be payable under the Retirement Plan, in the order indicated, to the beneficiary designated by the Participant, to the Participant's spouse or in a lump sum payment in an amount equal to the actuarial equivalent of the unpaid benefit to the estate of the Participant or other recipient. If a Participant was not a Participant on the date of a Change in Control, payments shall continue for as long as payments under the Retirement Plan continue or, if sooner, until a total of 180 monthly installments have been paid. If a Participant was a Participant on the date of a Change in Control, payments shall continue until a total of 180 monthly installments have been paid.

        3.3 A Participant who was not a Participant on the date of Change in Control shall not be entitled to the benefit described in Section 3.1 if the Participant or his beneficiary is not entitled to begin to receive benefits under the Retirement Plan within 90 days after the Participant's retirement, other termination of employment or death, if the Participant is



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discharged for cause or if, in the sole determination of the Board of
Directors, the Participant was subject to discharge for cause.

        3.4 Subject to the provisions of Section 3.6, the Employer shall provide each Participant who dies prior to retirement or other termination of employment with a death benefit equal to two times the Compensation the Participant would have received for the calendar year in which the date of death occurs if the Participant had been employed for the entire calendar year at the rate of Compensation in effect on the date of death.

        3.5 The benefit provided under Section 3.4 shall be provided in a single lump sum payment as soon as administratively possible after the death of the Participant. If the Participant is entitled to a death benefit under
Section 3.1, the benefit provided under Section 3.4 shall be paid to the beneficiary entitled to receive the initial payment under Section 3.2. If the Participant is not entitled to a death benefit under Section 3.1 the benefit provided under Section 3.4 shall be paid, in the order indicated, to the beneficiary designated by the Participant, to the Participant's spouse or to the Participant's estate.

        3.6 A Participant who was not a Participant on the date of a Change in Control shall not be entitled to the benefit described in Section 3.4 if, in the sole determination of the Board of Directors, the Participant was subject to discharge for cause at the time of his death.


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                                   ARTICLE 4

                                 ADMINISTRATION

          4.1 The Board of Directors shall appoint a Committee to administer the Plan. The Committee shall consist of one or more persons and shall serve at the pleasure of the Board of Directors.

          4.2 The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The Committee may adopt such rules and regulations as it deems desirable for the conduct of its affairs.

          4.3 The Employer shall indemnify and hold the members of the Committee harmless against liability incurred in the administration of the Plan, except for the gross negligence or willful misconduct of any member. The Committee may appoint such accountants, legal counsel, consultants and other persons as it deems necessary or desirable in connection with the administration of the Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by such accountants, legal counsel or other consultants.




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        4.4  The Employer shall pay all the administration expenses of the Plan and all fees and retainers of the Plan's consultants, auditors and counsel, so long as the Plan remains in effect.
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                                   ARTICLE 5

                                  INVESTMENTS

        5.1 The Compensation Committee, in its sole discretion, may direct the Employer to set aside or earmark funds for the purpose of meeting its contingent deferred obligations under Article 3. Such funds may be kept in cash or invested and reinvested, in the discretion of the Committee. Investments may be made in stocks, bonds, life insurance policies, annuities or any other form of investment selected by the Committee. The Employer shall be the owner and beneficiary of all life insurance policies and annuities. The Employer, at the direction of the Committee, may terminate such life insurance policies or annuities at any time.

        5.2 Nothing contained in this Article 5 or any other provision of the Plan shall be deemed to create a trust of any kind or create a fiduciary relationship. Funds set aside, earmarked or invested pursuant to this Article 5 shall continue for all purposes to be a part of the general funds of the Employer, and no person other than the Employer, by virtue of the provisions of the Plan, shall have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer pursuant to the terms of the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

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                                   ARTICLE 6

                               GENERAL PROVISIONS

          6.1 No Employee, Participant or beneficiary shall have any right or claim to any benefit under the Plan except in accordance with the provisions of the Plan. The adoption of the Plan shall not be construed as creating any contract of employment between the Employer and any Employee or otherwise conferring upon any Employee or other person any legal right to continuation of employment, nor as limiting or qualifying the right of the Employer to discharge any Employee without regard to the effect that such discharge might have upon the Employee's rights under the Plan.

          6.2 The right of any Participant or beneficiary to any benefit under any of the provisions of the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance by such Participant or beneficiary and shall not be subject to attachment, garnishment, execution, levy or other legal process by any creditor of such Participant or beneficiary.

          6.3 The Plan may be amended or terminated, in whole or in part, by the Board of Directors; provided, however, that (a) no such action shall reduce or eliminate a benefit under Section 3.1 which a former Participant or his beneficiary has already begun to receive or a benefit under Section 3.1 which a Participant or his beneficiary would have been entitled to receive if the Participant had retired, otherwise terminated employment or died immediately prior to the date of such action or, if later, the effective date
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of such action, (b) no such action shall reduce or eliminate a benefit under
Section 3.4 with respect to a Participant who dies prior to the date of such action or, if later, the effective date of such action and (c) no such action shall reduce or eliminate a benefit under Article 3 with respect to any Participant or the beneficiary of any Participant if such action is taken following a Change in Control and the Participant was a Participant on the date of the Change in Control.

        6.4 This Plan shall be construed in accordance with and governed by the laws of the State of New Jersey.

        6.5 Article headings, as contained in this Plan, are provided for convenience only and shall be given no legal effect.